EXH. 99.14(D)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of and incorporation by reference in this registration statement on Form N-14 of our report dated June 20, 1997, on the financial statements of the Pilot Small Capitalization Fund (predecessor to the Nations Small Company Growth Fund) as of May 16, 1997; incorporated by reference in the Nations Fund, Inc.'s registration statement on Form N-14 (File nos. 33-4038 and 811-4614) and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Boston, Massachusetts
February 18, 1998